EXHIBIT 1.1

GENERAL GROWTH PROPERTIES, INC.

10,000,000 Shares

6.375% Series A Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

February 6, 2013

Underwriting Agreement

February 6, 2013

Morgan Stanley & Co. LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

UBS Securities LLC

Wells Fargo Securities, LLC

As representatives of the several Underwriters
named in Schedule A hereto

c/o	Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

General Growth Properties, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 10,000,000 shares (the “Firm Shares”) of 6.375% Series A Cumulative Redeemable Preferred Stock (the “Preferred Stock”), of the Company and, at the election of the Underwriters, up to an additional 1,500,000 shares of Preferred Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”

For the purposes of this Agreement, (i) the term “Subsidiary” means, with respect to the Company, (a) a company a majority of whose capital stock with voting power, under ordinary circumstances, to elect a majority of the directors is at the time, directly or indirectly, owned by the Company, by a subsidiary of the Company, or by the Company and one or more subsidiaries of the Company, (b) a partnership in which the Company or a subsidiary of the Company is, at the date of determination, a general partner of such partnership, (c) a limited liability company of which the Company, or a subsidiary of the Company, is a managing member or (d) any other person in which the Company, a subsidiary of the Company or the Company and one or more subsidiaries of the Company, directly or indirectly, at the date of determination thereof, has (1) at least a majority ownership interest or (2) the power to elect or direct the election of a majority of the directors or other governing body of such person, (ii) the term “Joint Venture” means a Subsidiary of the Company which is owned partly by another Subsidiary of the Company and partly by a third party, and (iii) the term “Significant Subsidiary” means a “significant subsidiary” as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”).

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the other terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $24.2125 per share.  The Company is advised by you that the Underwriters intend to make a public offering of their respective portions of the Firm Shares upon the terms set forth in the Prospectus (as defined herein).

In addition, the Company hereby grants to the several Underwriters the right to purchase at their election, upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover sales of shares in excess of the number of Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  Any such election may be exercised by the Representatives on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the election is being exercised and the date and time when the Additional Shares are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the election to purchase Additional Shares shall have been exercised nor later than the tenth business day after the date on which the election to purchase Additional Shares shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional shares, and subject to adjustment in accordance with Section 8 hereof).

2.                                      Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 13, 2013 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at any additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at any additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 4 Times Square, New York, New York 10036, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                 an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act, on Form S-3 (File No. 333-182380) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement, together with the Basic Prospectus, as applicable) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus, as amended and supplemented, immediately prior to the Applicable Time (as defined in Section 3(c) hereof), together with the information included in Schedule C, is hereinafter called the “Disclosure Package”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(c) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Disclosure Package, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares and that is listed on Schedule B hereto is hereinafter called a “Permitted Free Writing Prospectus”);

(b)                                 no order preventing or suspending the use of any Preliminary Prospectus or any Permitted Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by or on behalf of the Representatives to the Company expressly for use therein, it being understood that the only such information furnished by or on behalf of the Representatives is that described in Section 10 hereof;

(c)                                  for the purposes of this Agreement, the “Applicable Time”  is 5:20 p.m. (Eastern time) on the date of this Agreement; the Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Permitted Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by or on behalf of the Representatives to the Company expressly for use therein, it being understood that the only such information furnished by or on behalf of the Representatives is that described in Section 10 hereof;

(d)                                 the documents incorporated by reference in the Disclosure Package and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by or on behalf of the Representatives to the Company expressly for use therein, it being understood that the only such information furnished by or on behalf of the Representatives is that described in Section 10 hereof; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement,  except as set forth on Schedule D hereto;

(e)                                  the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; the Registration Statement does not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus does not and will not, as of the applicable filing date, as of the time of purchase and as of any additional time of purchase, as applicable, and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein,  in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished by or on behalf of the Representatives to the Company expressly for use therein, it being understood that the only such information furnished by or on behalf of the Representatives is that described in Section 10 hereof;

(f)                                   (A) (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares, the Company was not an “ineligible issuer” as defined in Rule 405 under the Securities Act;

(g)                                  prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act), in each case including any free writing prospectus, in connection with the offer or sale of the Shares, in each case other than the Preliminary Prospectuses and the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to, and will not, directly or indirectly, prepare, use or refer to, any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; the parties hereto agree and understand that the content of any and all electronic roadshows (as defined in Rule 433 under the Securities Act, and each such roadshow an “Electronic Roadshow”) related to the offering of the Shares contemplated hereby is solely the property of the Company; each Electronic Roadshow shall have been conducted in a manner that, pursuant to Rule 433(d)(8) under the Securities Act, causes the Company not to be required to file with the Commission any such Electronic Roadshow;

(h)                                 as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the Disclosure Package and the Prospectus under “Capitalization” (subject to the issuance of shares of the Company’s common stock (the “Common Stock”) upon exercise of stock options, warrants disclosed as outstanding or otherwise described in the Disclosure Package and the Prospectus, the grant of options under existing stock option plans described or as contemplated in the Disclosure Package and the Prospectus and the issuance of shares of Common Stock upon the conversion or redemption of common units and preferred equity interests issued by GGP Limited Partnership (“GGPLP”); all of the issued and outstanding shares of capital stock, including the Preferred Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(i)                                     the form of the Certificate of Designations designating the rights, powers, preferences and designation of the Preferred Stock (the “Certificate of Designations”) has been duly authorized; on or prior to the time of purchase, the Certificate of Designations will have been filed with the Secretary of State of the State of Delaware and will comply with the applicable requirements of the Delaware General Corporation Law and the Company’s certificate of incorporation; the terms of the Preferred Stock will conform in all material respects to all statements relating thereto contained in the Disclosure Package and the Prospectus and such description will conform in all material respects to the rights,  powers, preferences and designation set forth in the Certificate of Designations;

(j)                                    the statements set forth in the Disclosure Package and the Prospectus under the captions “Description of Series A Cumulative Redeemable Preferred Stock,” insofar as they purport to constitute a summary of the terms of the Preferred Stock, and under the caption “Federal Income Tax Considerations”, insofar as they purport to describe the facts and the provisions of the laws and documents referred to therein, in each case are accurate in all material respects;

(k)                                 the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Prospectus to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(l)                                     the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, (i) reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Shares from being accepted for listing on, or result in the delisting of the Shares from the NYSE (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i) and (ii) being herein referred to as a “Material Adverse Effect”);

(m)                             the Company, directly or indirectly, owns all of the issued and outstanding capital stock or other ownership or equity interests of each of the Subsidiaries (other than Joint Ventures);  each Significant Subsidiary has been duly incorporated and is validly existing as a corporation, limited liability company, partnership or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; each Significant Subsidiary is duly qualified to do business as a foreign corporation, limited liability company, partnership or other entity, as applicable, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the outstanding shares of capital stock or other ownership or equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly authorized and validly issued, are fully paid and, in the case of capital stock, non-assessable, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned directly or indirectly by the Company subject to no security interest, other encumbrance or adverse claims (collectively, “Liens”) except for (i) Liens in respect of the credit facilities described in the Disclosure Package and the Prospectus; (ii) Liens in respect of borrowed money of any of the Company’s Subsidiaries; (iii) Liens that are not materially adverse to the operations of the Company and the Subsidiaries taken as a whole; (iv) restrictions on the transfer or use of the equity interests of any Subsidiary under any partnership, joint venture or lease agreements to which the Company or any of its Subsidiaries is a party and (v) Liens in respect of mortgages, notes and loans of GGP/Homart II, L.L.C. and GGP-TRS, L.L.C.; and except as disclosed in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership or equity interests in the Significant Subsidiaries are outstanding;

(n)                                 this Agreement has been duly authorized, executed and delivered by the Company;

(o)                                 except as disclosed in the Disclosure Package and the Prospectus, the Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction pursuant to the Delaware “General Corporation Law” or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party);

(p)                                 the Company is in compliance, in all material respects, with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE and the proposed listing of the Shares on the NYSE;

(q)                                 the issuance of the Common Stock issuable upon conversion of the Shares (the “Conversion Shares”) has been duly authorized and reserved and, when issued and delivered upon conversion of the Shares in accordance with the Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable; the issuance of the Conversion Shares upon conversion of the Shares in accordance with the Certificate of Designations will be free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and free of any voting restrictions (and will be free of any restriction pursuant to the Delaware “General Corporation Law” or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party); the Common Stock is registered pursuant to Section 12(b) of the Exchange Act; the Company has taken no action designed to, or likely to have the effect of, terminating the registration of Common Stock under the Exchange Act or delisting the Common Stock from the NYSE;

(r)                                    the Company is not a party to any agreement which would prohibit or have the effect of prohibiting the declaration, payment or setting apart for payment of dividends on the Preferred Stock and any such declaration, payment or setting apart for payment would not constitute a breach of or default under any agreement to which the Company is a party, in each case except following the occurrence and during the continuance of a default or event of default under such agreement;  the Company is not currently prohibited by any such agreement from declaring, paying or setting apart for payments dividends on the Preferred Stock;

(s)                                   the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus;

(t)                                    none of the Company or any of its Significant Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter, bylaws or other similar organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to it or any of its properties, in each case except with respect to Clauses (B) — (E) above, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(u)           the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the issuance of the Conversion Shares, as the case may be, and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any of its Significant Subsidiaries pursuant to) (A) the charter, bylaws or other organizational documents of the Company or any of its Significant Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (E) any decree, judgment or order applicable to the Company or any of its Significant Subsidiaries or any of their respective properties, except with respect to Clauses (B) — (E) above, as such breach, violation or default would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(v)           no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares and the issuance of the Conversion Shares, as the case may be, or the consummation by the Company of the transactions contemplated hereby, other than (i) as may be required under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (ii) under the Conduct Rules of the

Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) such approvals, authorizations, consents, orders or filings as will have been obtained or made as of the time of purchase or (iv) where the failure to obtain or make any such approval, authorization, consent, order or filing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(w)          except as described in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Preferred Stock or shares of any other capital stock or other equity interests of the Company and (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Preferred Stock or shares of any other capital stock of or other equity interests in the Company; except as described in the Disclosure Package and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Securities Act any shares of Preferred Stock or shares of any other capital stock of or other equity interests in the Company in the offering contemplated by the Registration Statement, except as described in the Disclosure Package and the Prospectus and except for such rights granted pursuant to the agreements listed on Schedule E, all of which rights the Company hereby confirms have been waived in connection with the offering of the Shares;

(x)           each of the Company and its Significant Subsidiaries holds all material licenses, franchises, permits, certificates of occupancy, consents, registrations, certificates and other governmental and regulatory permits, authorizations and approvals required for the operation of the business as currently conducted by it and for the ownership, lease or operation of its material assets except, in each case, where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y)           except as described in the Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its Significant Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company or any of its Significant Subsidiaries, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(z)           Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company and the Predecessor and the Subsidiaries are included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Securities Act and the Exchange Act and by the rules of the Public Company Accounting Oversight Board;

(aa)         KPMG LLP, whose reports on the consolidated financial statements of GGP/Homart II, L.L.C. and GGP-TRS, L.L.C., each a Subsidiary of the Company, are included in the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Securities Act, the Exchange Act and by the rules of the Public Company Accounting Oversight Board;

(bb)         the financial statements included in the Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company, as of the dates indicated, and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company, for the periods specified, and have been prepared in compliance with the requirements of the Securities Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; the pro forma financial statements included in the Disclosure Package and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and regulations with respect to pro forma financial statements and have been properly compiled in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(cc)         subsequent to the respective dates as of which information is given in the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, the Predecessor and the Subsidiaries taken as a whole, (ii) any transaction that is material to the Company, the Predecessor and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, the Predecessor or any of the Subsidiaries which is material to the Company, the Predecessor and the Subsidiaries taken as a whole, (iv) any agreement to sell or dispose of any material assets, (v) any change in the capital stock or other ownership or equity interests or outstanding indebtedness of the Company or any of the Subsidiaries, or (vi) any dividend or distribution of any kind declared, paid or made on the capital stock or other ownership or equity interests of the Company;

(dd)         the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(ee)         except for matters which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company or any of the Subsidiaries is engaged in any unfair labor practice and there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the

Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(ff)          the Company or its Significant Subsidiaries have title in fee simple to, or a valid leasehold interest in, all real property owned or leased that is material to the operations of the Company and its Significant Subsidiaries, as the case may be, as disclosed in the Disclosure Package and the Prospectus, by it or them, in each case free and clear of all liens, encumbrances and defects (collectively, “Encumbrances”) except (i) Encumbrances which have been reflected generally or in the aggregate in the financial statements of the Company included in the Disclosure Package and the Prospectus or as are described specifically, generally or in the aggregate in the Disclosure Package and the Prospectus, (ii) Encumbrances that result from any statutory or other liens for taxes or assessments that are not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which a sufficient and appropriate reserve has been set aside for the full payment thereof, (iii) any contracts or other occupancy agreements with third parties for the occupation or use of portions of such property by such third parties in the ordinary course of the business of the Company or its Significant Subsidiaries, (iv) Encumbrances imposed or promulgated by law or any governmental regulatory authority, including zoning, entitlement and other land use and environmental regulations, (v) Encumbrances disclosed on existing title policies and current title insurance commitments or surveys, (vi) Encumbrances on the landlord’s fee interest at any such property where the Company or its Significant Subsidiary is the tenant under any ground lease, (vii) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s liens and other similar liens incurred in the ordinary course of business which (A) are being challenged in good faith by appropriate proceedings and for which a sufficient and appropriate reserve has been set aside for the full payment thereof, or (B) have been otherwise fully bonded and discharged of record or for which a sufficient and appropriate reserve has been set aside for the full payment thereof or would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (viii) Encumbrances caused fully or substantially by the third party members or partners in any Joint Venture, without the knowledge or consent of the Company or any of its Subsidiaries, (ix) Encumbrances which (A) if all covenants and conditions thereof are observed or performed, will not materially interfere with the use made or proposed to be made of such property by the Company and its Significant Subsidiaries or (B) are reasonable and customary with regard to the normal operation of land and improvements held for commercial purposes by first class owners and operators of commercial real estate, and, in the case of clause (viii), would not in the aggregate, be material to the Company and its Significant Subsidiaries, taken as a whole, or (x) Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(gg)         the Company and its Subsidiaries and their respective properties, assets and operations are in compliance with, and the Company and each of its Subsidiaries, hold all permits, authorizations and approvals required under Environmental Laws (as defined below), in each case, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the Disclosure Package and the Prospectus; there are no past, present or, to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with or prevent compliance by the Company or any of its Subsidiaries with, Environmental Laws, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the Disclosure Package and the Prospectus; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Company or any of its Subsidiaries (i) is the subject of any pending investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below).  As used herein, “Environmental Law” means any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other legally binding requirement, or common law, relating to health or safety (as such matters relate to hazardous materials) or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes, asbestos or asbestos-containing materials, lead based paint and toxic mold) that is regulated by or may give rise to liability under any Environmental Law;

(hh)         all tax returns required to be filed by the Company or any of the Significant Subsidiaries have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided and any taxes, of which the failure to pay would not, individually or in the aggregate, reasonably be expected to have Material Adverse Effect;

(ii)           the Company is organized in conformity with the requirements for qualification and taxation as a REIT under the Code beginning with its 2010 taxable year, and the Company’s method of operations enables it to meet the requirements for qualification and taxation as a REIT as of the date hereof;

(jj)           the Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(kk)         the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(ll)           all statistical or market related data included in the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(mm)      neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any affiliate, director, officer, employee, agent or representative of the Company or of any of its Subsidiaries, has taken since November 10, 2010, any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in violation of any applicable law, rule or regulation to influence official action or secure an improper advantage; the Company and its Subsidiaries and, to the Company’s knowledge, all affiliates, directors, officers, employees, agents or representatives of the Company or of any of its Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws;  and the Company and its Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein;

(nn)         the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the

Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(oo)         none of the Company, its Subsidiaries, any director or officer of the Company or, to the knowledge of the Company, any agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(pp)         the Company has not received any notice from the NYSE regarding the revocation or rejection of its application to list the Shares from the NYSE and has taken no action designed to, or likely to have the effect of, causing the Shares not to be listed or causing its application to list the Shares to be withdrawn or rejected;

(qq)         except pursuant to this Agreement, none of the Company or any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby; and

(rr)           none of the Company or any of its Subsidiaries or any of their respective directors, officers, controlled affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

In addition, any certificate signed by any officer of the Company and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.  The Company understands that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel to the Company and counsel to the Underwriters will rely upon the accuracy and truth of the foregoing representations and warranties and hereby consents to such reliance.

4.             Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; and to advise you as promptly as practicable of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as reasonably practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Company will prepare, at the Underwriters’ request and expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

(c)           to prepare the Prospectus in a form reasonably approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the time of purchase or the last additional time of purchase, as applicable, which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives written notice thereof, of (i) the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, (ii) any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (iii) the suspension of the qualification of the Shares for offering or sale in any jurisdiction, (iv) the initiation or threatening of any proceeding for any such purpose, or (v) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its commercially reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the

Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(d)           if required by Rule 430B(h) under the Securities Act, to prepare a form of prospectus in a form reasonably approved by the Representatives and to file such form of prospectus pursuant to Rule 424(b) under the Securities Act not later than may be required by Rule 424(b) under the Securities Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(e)           if by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Representatives.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form reasonably satisfactory to the Representatives and will use its commercially reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(f)            to advise the Underwriters as promptly as practicable of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares, which as a result of such event it is necessary to amend the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters as promptly as practicable if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 4(c) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters as promptly as practicable such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(g)           to make generally available to its security holders an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(h)           to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(i)            to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and, any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including reasonable and documented legal fees and filing fees and other disbursements of counsel for the Underwriters related thereto) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on the NYSE or any other securities exchange or qualification of the Shares for quotation on the over-the-counter market and any registration thereof under the Exchange Act, (vi) the fees and expenses in connection with the registration of the Shares under the Exchange Act, (vii) any filing for review of the public offering of the Shares by FINRA, including the reasonable and documented legal fees, filing fees and other disbursements of counsel to the Underwriters relating solely to FINRA matters, (viii) the fees and disbursements of any transfer agent or registrar for the Shares, (ix) the reasonable and out-of-pocket costs and expenses, in an aggregate amount not to exceed $15,000, relating to one-on-one calls or meetings undertaken by the Company in connection with the marketing of the offering and sale of the Shares, (x) the fees and expenses, if any, incurred in connection with the admission of the Shares for trading in any appropriate market system, (xi) the costs and expenses of qualifying the Shares for inclusion in the book-entry settlement system of DTC, and (xii) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the issuance and sale of the Shares (it being agreed and understood that, except as expressly provided in this Section 4(i) and Sections 5, 8 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel);

(j)            beginning on the date hereof and ending on, and including, the date that is 30 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of the Representatives, not to (i) issue, sell, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, with respect to, any Preferred Stock or any other securities of the Company that are substantially similar to the Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Preferred Stock or any other securities of the Company that are substantially similar to Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any hypothecation, pledge, swap or other arrangement that transfers, or is designed to or reasonably could be expected to result in a transfer of, to another, in whole or in part, during the Lock-Up Period any of the economic consequences of ownership of Preferred Stock or any other securities of the Company that are substantially similar to Preferred Stock, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Preferred Stock or such other securities, in cash or otherwise or (iv) offer, contract, agree or publicly announce during the Lock-Up Period an intention to effect any transaction specified in clause (i), (ii), (iii) or (iv), except, in each case, for the registration of the offer and sale of the Shares as contemplated by this Agreement;

(k)           not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Shares by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act), in each case including any free writing prospectus, in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(l)            if at any time following issuance of a Permitted Free Writing Prospectus any event occurred or occurs as a result of which such Permitted Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, to give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter a Permitted Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(m)          not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(n)           to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock;

(o)           to use its best efforts to list the Shares on the NYSE and register the Shares under Section 12(b) of the Exchange Act, in each case, within the time frame contemplated by the Prospectus;

(p)           to reserve and keep available at all times the full number of Conversion Shares as authorized but unissued shares of Common Stock; and

(q)           not, at any time at or after the execution of this Agreement, to take any action or engage in any activities that would reasonably be expected to cause the Company to become ineligible to be treated as a REIT under the Code.

5.             Reimbursement of the Underwriters’ Expenses.  If, after the execution and delivery of this Agreement, the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(i) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6.             Conditions of the Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties on the part of the Company on the date hereof, as of the Applicable Time, at the time of purchase and, if applicable, at any additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and, if applicable, at any additional time of purchase, an opinion and disclosure letter of Sullivan & Cromwell LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or any additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit A-1 and Exhibit A-2 hereto.

(b)           The Company shall furnish to you at the time of purchase and, if applicable, at any additional time of purchase, an opinion of Arnold & Porter LLP, special REIT counsel for the Company, addressed to the Underwriters, and dated the time of purchase or any additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit B hereto.

(c)           The Company shall furnish to you at the time of purchase and, if applicable, at any additional time of purchase, an opinion of Marvin Levine, Executive Vice President and Chief Legal Officer of the Company, addressed to the Underwriters, and dated the time of purchase or any additional time of purchase, as the case may be, with executed copies for each Underwriter, in substantially the form set forth in Exhibit C hereto.

(d)           You shall have received (i) from Deloitte & Touche LLP letters dated, respectively, the date of this Agreement and the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) confirming that they are a registered public accounting firm and independent public accountants with respect to the Company and the Subsidiaries within the meaning of the Securities Act and the Exchange Act and in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any and (ii) from KPMG LLP letters dated, respectively, the date of this Agreement and the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter) confirming that they are a registered public accounting firm and independent public accountants with respect to GGP/Homart II, L.L.C. and GGP-TRS, L.L.C. within the meaning of the Securities Act and the Exchange Act and in the forms reasonably satisfactory to the Representatives, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any.

(e)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion and disclosure letter of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(f)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 4(c) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(g)           No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(h)           No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority, and no injunction or order of any federal, state or foreign court, including the Bankruptcy Court, shall have been issued that, in any case, would prevent the issuance or sale of the Shares.

(i)            The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in substantially the form attached as Exhibit D hereto.

(j)            The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration

Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(k)           FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(l)            The Company shall have filed the Certificate of Designations with the State of Delaware.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (1) since the Applicable Time or the earlier respective dates as of which information is given in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the effect of which change or development is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (2) since the Applicable Time, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE; (B) a suspension or material limitation in trading in the Company’s securities on the NYSE; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Preliminary Prospectuses, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act.

If the Representatives elect to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(i), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8.             Increase in Underwriters’ Commitments.  Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of the Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters, acting severally and not jointly, in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval (not to be unreasonably withheld, conditioned or delayed)).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder at such time, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability with respect thereto on the part of the Company to any

Underwriter and without any liability with respect thereto on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Company, or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Free Writing Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through the Representatives to the Company expressly for use in, such Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, each of its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c)           If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.  The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d)           If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares (before deducting underwriting discounts and commissions and other expenses).  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f)            The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, or any of their respective partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company, and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise.

10.          Information Furnished by the Underwriters.  The statements set forth in the third paragraph and the ninth paragraph under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Representatives, as such information is referred to in Sections 3, 4 and 9 hereof.

11.          Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram, facsimile or e-mail and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:  Equity Syndicate

Desk; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 110 N. Wacker Drive, Suite 3100, Chicago, IL 60606 (facsimile: (312) 960-5485), Attention: Chief Legal Officer, with a copy to the Chief Financial Officer.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

12.          Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13.          Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

14.          Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15.          No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Shares.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company, and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters).  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16.          Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17.          Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company, and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

General Growth Properties, Inc.

By:	/s/ MARVIN L. LEVINE
Name: Marvin L. Levine
Title: EVP and Chief Legal Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule A hereto:

Morgan Stanley & Co. LLC

By:	/s/ TOM BOYLE
Name: Tom Boyle
Title: Executive Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ ERIC GAASERUD
Name: Eric Gaaserud
Title: Managing Director

UBS Securities LLC

By:	/s/ CHRISTIAN STEWART
Name: Christian Stewart
Title: Managing Director

By:	/s/ CHRISTOPHER AVALLONE
Name: Christopher Avallone
Title: Associate Director

Wells Fargo Securities, LLC

By:	/s/ CAROLYN HURLEY
Name: Carolyn Hurley
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Number of Firm Shares
Morgan Stanley & Co. LLC	2,075,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,075,000
UBS Securities LLC	2,075,000
Wells Fargo Securities, LLC	2,075,000
RBC Capital Markets, LLC	1,000,000
Citigroup Global Markets Inc.	350,000
J.P. Morgan Securities LLC	350,000

Total	10,000,000

SCHEDULE B

1.             Pricing Term Sheet attached to Schedule C

SCHEDULE C

1. Pricing Term Sheet (see attached)

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-182380
February 6, 2013

GENERAL GROWTH PROPERTIES, INC.
6.375% Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per Share)

February 6, 2013

Issuer:	General Growth Properties, Inc.

Security:	6.375% Series A Cumulative Redeemable Preferred Stock

Number of Shares:	10,000,000 (11,500,000 shares if the underwriters’ over-allotment option is exercised in full)

Public Offering Price:	$25.00 per share; $250,000,000 total (not including the underwriters’ over-allotment option to purchase additional shares)

Underwriting Discounts and Commissions:	$0.7875 per share; $7,875,000 total (not including the underwriters’ over-allotment option to purchase additional shares)

Net Proceeds, before Expenses, to the Issuer:	$24.2125 per share; $242,125,000 total (not including the underwriters’ over-allotment option to purchase additional shares)

Maturity Date:

Perpetual (unless redeemed by the Issuer on or after February 13, 2018 or pursuant to its special optional redemption right, or REIT qualification optional redemption right, or converted by a holder in connection with a Change of Control).

Trade Date:	February 6, 2013

Settlement Date:	February 13, 2013 (T+5)

Liquidation Preference:	$25.00, plus accumulated and unpaid dividends

Dividend Rate:	6.375% per year of the $25.00 per share liquidation preference (equivalent to $1.59375 per year per share), accumulating from and including February 13, 2013.

Dividend Payment Dates:

On or about January 1, April 1, July 1 and October 1 of each year. The first dividend on the Series A preferred stock will be paid April 1, 2013. Dividends on the Series A preferred stock will accrue and accumulate, however, whether or not the Issuer has earnings, whether or not there are funds legally available for payment of dividends and whether or not such dividends are declared by the Board of Directors of the Issuer.

Optional Redemption:

Except with respect to the special optional redemption and REIT qualification optional redemption provisions described below, the Issuer may not redeem the Series A preferred stock prior to February 13, 2018.

On or after February 13, 2018, the Issuer , at its option, may redeem the Series A preferred stock, in whole at any time or in part from time to time, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption.

Special Optional Redemption:

Upon the occurrence of a “Change of Control” (as defined below), the Issuer may, at its option, redeem the Series A preferred stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption. If, prior to the Change of Control Conversion Date, the Issuer has provided or provides irrevocable notice of redemption with respect to the Series A preferred stock (whether pursuant to its optional redemption right, REIT qualification optional redemption right or special optional redemption right), the holders of Series A preferred stock will not have the conversion right described below with respect to the shares of Series A preferred stock called for redemption (unless the Issuer defaults in the payment of the redemption price and accumulated and unpaid dividends).

Change of Control:

A “Change of Control” is when, after the initial delivery of the Series A preferred stock, the following have occurred and are continuing:

•   the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of stock of the Issuer entitling that person to exercise more than 50% of the total voting power of all stock of the Issuer entitled to vote generally in the election of the Issuer’s directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•   following the closing of any transaction referred to in the bullet point above, neither the Issuer nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE MKT, or the NYSE MKT, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights:

Upon the occurrence of a Change of Control, each holder of Series A preferred stock will have the right to convert some or all of the Series A preferred stock held by such holder on the Change of Control Conversion Date (unless, prior to the Change of Control Conversion Date, the Issuer has provided or provides irrevocable notice of its election to redeem the Series A preferred stock in which case such holder will only have the right with respect to the shares of Series A preferred stock not called for redemption (unless the Issuer defaults in the payment of the redemption price and all accumulated and unpaid dividends in which case such holder will again have a conversion right with respect to the shares subject to such default in payment)) into a number of shares of the Issuer’s common stock per share of Series A preferred stock to be converted equal to the lesser of:

•   the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of all accumulated and unpaid dividends (whether or not declared) to, but not including, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A preferred stock dividend payment and prior to the corresponding Series A preferred stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price; and

•   2.4679 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration and other conditions as described in the preliminary prospectus supplement.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of the Issuer’s common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to the Issuer’s common stock as described in the preliminary prospectus supplement.

Upon such a conversion, the holders will be limited to a maximum number of shares of the Issuer’s common stock equal to the Share Cap multiplied by the number of shares of Series A preferred stock converted. If the Common Stock Price is less than $10.13 (which is approximately 50% of the per-share closing sale price of the Issuer’s common stock reported on the NYSE on February 6, 2013), subject to adjustment, the holders will receive a maximum of 2.4679 shares of the Issuer’s common stock per share of Series A preferred stock, which may result in a holder receiving a value that is less than the liquidation preference of the Series A preferred stock.

If, prior to the Change of Control Conversion Date, the Issuer has provided or provides irrevocable notice of redemption, whether pursuant to its special optional redemption right in connection with a Change of Control, its REIT qualification optional redemption right or its optional redemption right, holders of Series A preferred stock will not have any right to convert the shares of Series A preferred stock selected for redemption and any shares of Series A preferred stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date (in each case, unless the Issuer defaults in the payment of the redemption price and all accumulated and unpaid dividends).

The “Change of Control Conversion Date” is the date the Series A preferred stock is to be converted, which will be a business day that is no fewer than 20 days nor more than 35 days after the date on which the Issuer provides the required notice of the occurrence of a Change of Control to the holders of Series A preferred stock.

The “Common Stock Price” will be (i) if the consideration to be received in the Change of Control by the holders of the Issuer’s common stock is solely cash, the amount of cash consideration per share of the Issuer’s common stock or (ii) if the consideration to be received in the Change of Control by holders of the Issuer’s common stock is other than solely cash (x) the average of the closing sale prices per share of the Issuer’s common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which the Issuer’s common stock is then traded, or (y) the average of the last quoted bid prices for the Issuer’s common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the Issuer’s common stock is not then listed for trading on a U.S. securities exchange.

REIT Qualification Optional Redemption:	If the redemption of a holder’s Series A preferred stock is required to prevent a violation of the Issuer’s Ownership

Limit (as defined in the preliminary prospectus supplement), then the Issuer may, at its option, redeem the Series A preferred stock of such holder, in such amount required to comply with the Ownership Limit, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid dividends (whether or not declared) to, but not including, the date of redemption as described in the preliminary prospectus supplement.

CUSIP/ISIN:	370023 202 / US3700232024

Joint Book-Running Managers:	Morgan Stanley & Co. LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC Wells Fargo Securities, LLC

Joint Lead Managers:	RBC Capital Markets, LLC Citigroup Global Markets Inc. J.P. Morgan Securities LLC

Listing:	The Issuer intends to file an application to list the Series A preferred stock on the NYSE under the symbol “GGP PrA”.

This communication is intended for the sole use of the person to whom it is provided by the sender.

The Issuer has filed a registration statement (including a prospectus) and preliminary prospectus supplement for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement, and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or preliminary prospectus supplement if you request it by calling (i) Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, toll-free 1-866-718-1649 or email prospectus@morganstanley.com; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 222 Broadway, 7th Floor, New York, NY 10038, Attention: Prospectus Department, toll-free 1-800-294-1322 or email: dg.prospectus_requests@baml.com; (iii) UBS Securities LLC, 299 Park Avenue, New York, NY 10171, Attention: Prospectus Department or toll-free 1-877-827-6444, ext. 561-3884; or (iv) Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, NC 28262, Attention: Capital Markets Client Support, toll-free 1-800-326-5897 or email: cmclientsupport@wellsfargo.com.

This term sheet is qualified in its entirety by reference to the preliminary prospectus supplement dated February 6, 2013 (including the accompanying prospectus). The information in this term sheet supplements such preliminary prospectus supplement and supersedes the information in such preliminary prospectus supplement to the extent it is inconsistent with the information therein. Capitalized terms used in this term sheet but not defined have the meanings given them in the preliminary prospectus supplement. Financial information presented in the preliminary prospectus supplement is deemed to have changed to the extent affected by the changes described herein.

SCHEDULE D

None.

SCHEDULE E

Amended and Restated Cornerstone Investment Agreement, effective as of March 31, 2010, between REP Investments LLC (as predecessor to Brookfield Retail Holdings LLC), an affiliate of Brookfield Asset Management Inc. and the Predecessor.

Amended and Restated Stock Purchase Agreement, effective as of March 31, 2010, between Pershing Square Capital Management, L.P. on behalf of Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd. and Pershing Square International V, Ltd. and the Predecessor.

Registration Rights Agreement between affiliates of Brookfield Asset Management, Inc. and General Growth Properties, Inc., dated November 9, 2010